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                            AXSYS TECHNOLOGIES, INC.
                        (formerly Vernitron Corporation)

                               OFFER TO EXCHANGE
                          0.75 SHARES OF COMMON STOCK
                            PAR VALUE $.01 PER SHARE
                                      FOR
                   EACH OUTSTANDING SHARE OF PREFERRED STOCK

                       PURSUANT TO ITS OFFERING CIRCULAR
                            DATED FEBRUARY 13, 1997

                         THE EXCHANGE OFFER WILL EXPIRE
                      AT 5:00 P.M., NEW YORK CITY TIME, ON
                    MONDAY, MARCH 17, 1997, UNLESS EXTENDED


                                                              February 13, 1997

To Brokers, Dealers, Commercial Banks,
      Trust Companies and Other Nominees:

      Axsys Technologies, Inc. (formerly Vernitron Corporation), a Delaware corporation (the "Company"), is offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in the enclosed Offering Circular, dated February 13, 1997 (the "Offering Circular") and the enclosed Letter of Transmittal to exchange 0.75 shares of its Common Stock, $0.01 par value per share (the "Common Stock"), of the Company for each outstanding share of its $1.20 Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock"). Consummation of the Exchange Offer is subject to a number of conditions which are described in the Offering Circular and which may be waived by the Company.

      We are asking you to contact your clients for whom you hold shares of Preferred Stock registered in your name or in the name of your nominee or who hold shares of Preferred Stock registered in their own names.

      The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Preferred Stock pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

      The Company will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Preferred Stock to it or its order, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

      For your information and for forwarding to your clients for whom you hold Preferred Stock registered in your name or in the name of your nominee or who hold Preferred Stock registered in their own names we are enclosing the following documents:

      1.    The Offering Circular;

      2.    A Letter of Transmittal (to be used to accept the Exchange Offer);



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      3.    A form of letter which may be sent to your clients for whose accounts you hold Preferred Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

      4.    A Gray Notice of Guaranteed Delivery;

      5.    The  Guidelines  for  Certification  of  Taxpayer   Identification
            Number on Substitute Form W-9; and

      6. A return envelope addressed to ChaseMellon Shareholder Services, the Exchange Agent.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. The Exchange Offer will expire at 5:00 p.m., New York City time, on Monday, March 17, 1997, unless extended. The time and date of such expiration, as such may be extended pursuant to the procedures described in the Offering Circular, is referred to as the "Expiration Date."

      To participate in the Exchange Offer, Preferred Stock or confirmation of any book-entry transfer into the Exchange Agent's account at the Depository Trust Company, the Philadelphia Depository Trust Company accompanied by a duly executed and properly completed Letter of Transmittal (or facsimile thereof), together with any other required documents, must be delivered to the Exchange Agent as indicated in the Letter of Transmittal and the Offering Circular prior to the Expiration Date.

      Holders of Preferred Stock who wish to tender their Preferred Stock and
(i) whose shares of Preferred Stock are not immediately available, (ii) who cannot deliver their shares of Preferred Stock, or any other documents required by the Letter of Transmittal prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Preferred Stock according to the guaranteed delivery procedures set forth in the Offering Circular under "The Exchange Offer -- Guaranteed Delivery Procedures."

      Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the above documents should be addressed to the Exchange Agent at its address or telephone number set forth on the back cover page of the Offering Circular.

                                          Very truly yours,

                                          AXSYS TECHNOLOGIES, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, OR THE EXCHANGE AGENT, OR AN AFFILIATE OF THE COMPANY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.